Exhibit 99.1

Barry Gosin to Step Down as CEO of Newmark Group Inc. at Year End;
Will Continue as Chairman of Newmark & Co.
Real Estate, Newmark’s Operating Company

New York, NY — August 7, 2026 — Newmark Group, Inc. (Nasdaq: NMRK) (“Newmark” or the “Company”), a leading commercial real estate advisor and service provider to large institutional investors, global corporations, and other owners and occupiers, today announced that Barry Gosin, having been in the role since 1979, will step down as Chief Executive Officer on December 31, 2026. He will continue as Chairman of Newmark & Company Real Estate, Inc., (“Newmark & Co.”), Newmark’s operating company, to focus on relevant and impactful topics, as well as to support a seamless transition.

Newmark has a deep and experienced leadership team, and this orderly transition positions the Company for continued success in the years ahead. Newmark’s Board of Directors expects to identify a new CEO by year end.

“We are delighted that Barry will remain with the Company as Chairman of the operating company to help the next generation of leadership as they guide Newmark through its next chapter of growth,” said Stephen Merkel, Chairman of the Board, Executive Vice President and Chief Legal Officer of Newmark. “For nearly five decades, Barry, along with his entire leadership team, have led Newmark through some of its most consequential milestones, including its initial public offering in 2017 and becoming the fastest growing publicly traded commercial real estate firm in the world, increasing annual revenues by over 1,400% since 2011 while expanding to more than 10,000 professionals across approximately 195 locations.”1

“I have spent nearly my entire career at Newmark, working alongside an exceptional team whose dedication, talent and commitment have made the Company’s success possible,” said Barry Gosin. “The Company is stronger than ever, our strategy is working, and the opportunities ahead are substantial, which is why I believe now is the right time to take a step back from day to day operations to focus solely on matters that will make a difference to Newmark, and to support the Company through this transition.”

In connection with this announcement, Mr. Gosin entered into an amended and restated employment agreement to remain as Chairman of the Company’s operating entity, Newmark & Co., up to 2029.

[1]	Please note the following: (i) Newmark & Co. was acquired by its former parent company, BGC Partners, Inc. (“BGC”, which is now known as BGC Group, Inc.) in October of 2011. BGC facilitated Newmark’s initial public offering (“IPO”) in 2017 and spun it off in 2018. (ii) The Company’s more than 1,400% revenue growth is based on unaudited full year 2011 revenues for Newmark & Co., compared with Newmark’s total revenues for the twelve months ending June 30, 2026. (iii) Newmark has grown total revenues faster than the following publicly traded companies from 2011 through 2025: U.S. tickers CBRE, CIGI, JLL, MMI, and WD (all in USD), and U.K. ticker SVS (in GBP). (iv) Headcount and client service locations include independently owned business partners. Excluding these business partners, Newmark had approximately 9,500 employees in approximately 160 offices as of June 30, 2026.

About Newmark

Newmark Group, Inc. (Nasdaq: NMRK), together with its subsidiaries (“Newmark”), is a world leading commercial real estate advisor and service provider to large institutional investors and other owners, global corporations and other occupiers, and lenders. Built with purpose and driven by excellence, Newmark’s comprehensive platform is uniquely tailored to provide superior outcomes to clients. For the twelve months ended June 30, 2026, Newmark generated revenues of more than $3.6 billion. As of June 30, 2026, Newmark and its business partners together operated from over 195 offices with more than 10,000 professionals across four continents. To learn more, visit nmrk.com or follow @newmark.

Discussion of Forward-Looking Statements about Newmark

Statements in this document regarding Newmark that are not historical facts are “forward-looking statements” that involve risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements. These include statements about the Company’s business, results, financial position, liquidity, and outlook, which may constitute forward-looking statements and are subject to the risk that the actual impact may differ, possibly materially, from what is currently expected. Except as required by law, Newmark undertakes no obligation to update any forward-looking statements. For a discussion of additional risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see Newmark’s Securities and Exchange Commission filings, including, but not limited to, the risk factors and Special Note on Forward-Looking Information set forth in these filings and any updates to such risk factors and Special Note on Forward-Looking Information contained in subsequent reports on Form 10-K, Form 10-Q or Form 8-K.

Newmark Investor Contact:

Jason McGruder

Shaun French

+1 212-829-7124

investors@nmrk.com

Newmark Media Contact:

Deb Bergman

+1 303-260-4307

deb.bergman@nmrk.com